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                                  EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         LANDMARK GRAPHICS CORPORATION

Landmark Graphics Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Landmark Graphics Corporation. Landmark Graphics Corporation was originally incorporated as LGC-Delaware, Inc. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 28, 1987.

2. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

The name of the Corporation is Landmark Graphics Corporation.

                                   ARTICLE II

                                    DURATION

The period of the Corporation's duration is perpetual.

                                  ARTICLE III

                                    PURPOSE

The purpose of the Corporation is to engage in any or all lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware (the "Act").
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                                   ARTICLE IV

                                    CAPITAL

Section 1. The aggregate number of shares which the Corporation will have authority to issue is Fifty-Three Million Six Hundred Thousand (53,600,000), of which Fifty Million (50,000,000) shares having a par value of Five Cents ($.05) per share shall be common stock ("Common Stock"), and Three Million Six Hundred Thousand (3,600,000) shares having a par value of One Dollar ($1.00) per share shall be preferred stock ("Preferred Stock").

Section 2. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock.

Section 3. The resolution or resolutions of the Board of Directors providing for the issuance of each series of Preferred Stock may also provide with respect to such series:

         (a)     the number of shares included within such series;

         (b)     the voting powers, if any, of shares included in such series;

         (c) the right of the Corporation to redeem the shares included within such series and the terms and conditions of such redemption;

         (d) the dividend rights and preferences of the shares included within such series in relation to the dividend rights and preferences of any other class or classes or series of stock;

         (e) the rights and preferences of shares included within such series upon the dissolution of, or upon any distribution of the assets of, the Corporation;

         (f) the right of the holder of shares included in such series to convert such shares into, or exchange such shares for, shares of any other class or classes, or of any other series of the same class or of any other class or classes, of stock of the Corporation and the terms and conditions of such right;

         (g) the establishment of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series and the terms and conditions thereof;

         (h) conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition of any class of stock by the Corporation; and

         (i) such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.





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Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

Section 4. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

Section 5. (a)   Except as otherwise provided by law or by the resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share held.

           (b) Subject to all of the rights of Preferred Stock or any series thereof, the holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.

           (c) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of Preferred Stock of each series have been paid in full the amounts, if any, to which they respectively are entitled or a sum sufficient for such payment in full has been set aside, the remaining net assets of the Corporation will be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

                                   ARTICLE V

                              NONCUMULATIVE VOTING

No stockholder of the Corporation will have the right to cumulate his votes in connection with the election of directors.

                                   ARTICLE VI

                          DENIAL OF PREEMPTIVE RIGHTS

Except as may hereafter be granted pursuant to separate agreements binding upon the Corporation, no stockholder of the Corporation or other person shall have any preemptive right to purchase or subscribe to any shares of any class or any notes, debentures, options, warrants or other securities of the Corporation, now or hereafter authorized.





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                                  ARTICLE VII

                          REGISTERED OFFICE AND AGENT

The street address of the registered office of the Corporation is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

Section 1. The number and qualifications of directors constituting the Board of Directors of the Corporation will be fixed or determined in the manner provided in the Bylaws of the Corporation. The number of directors may be increased or decreased from time to time in the manner set forth in the Bylaws of the Corporation.

Section 2. The Board of Directors shall have the power and authority to alter, amend or repeal the Bylaws of the Corporation in the manner provided in the Bylaws of the Corporation.

Section 3. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising out of a breach of fiduciary duty as a director other than liability to the Corporation or its stockholders (a) resulting from a breach of such director's duty of loyalty to the Corporation or its stockholders, (b) resulting from acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law, (c) arising under Section 174 of the Act, or (d) resulting from a transaction from which such director derived an improper personal benefit.

                                   ARTICLE IX

                                   INDEMNITY

Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.





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Section 2.       The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be able to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in Sections 1 and 2 by petitioning a court of appropriate jurisdiction.

Section 5. Expenses incurred in defending or settling a civil or criminal action, suit or proceeding by a director, officer, employee or agent who may be entitled to indemnification pursuant to Sections 1 and 2 of this Article IX shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article IX.

Section 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.





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Section 7.       The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

Section 8. For purposes of this Article IX, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article IX with respect to the Corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

Section 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

IN WITNESS WHEREOF, Landmark Graphics Corporation has caused this Restated Certificate of Incorporation to be signed by its Secretary this 14th day of December, 1995.

                                                            /s/ Patti L. Massaro
                                                            --------------------
                                                            Patti L. Massaro
                                                            Secretary





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